EXHIBIT 1.0

BEAR STEARNS ASSET BACKED SECURITIES I LLC

Bear Stearns Asset Backed Securities I Trust 2006-AC1

Asset-Backed Certificates, Series 2006-AC1

TERMS AGREEMENT

Dated: as of January 30, 2006
To:	BEAR STEARNS ASSET BACKED SECURITIES I LLC
Re:	Underwriting Agreement dated January 10, 2006
Underwriter:	Bear, Stearns & Co. Inc.
Series Designation:	Series 2006-AC1

Class Designation Schedule of the Certificates: Class I-A-1, Class I-A-2, Class 1-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3, Class II-IA-1, Class II-1A-2, Class II-1X, Class II-1PO, Class II-2A-1, Class II-2A-2, Class II-2X, Class II-2PO, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Terms of the Certificates:

Class	Principal Amount	Pass Through
I-A-1	$275,026,000	5.75%
I-A-2	$75,000,000	5.75%
I-M-1	$46,510,000	Adjustable
I-M-2	$24,933,000	Adjustable
I-M-3	$11,508,000	Adjustable
I-B-1	$11,028,000	Adjustable
I-B-2	$10,069,000	Adjustable
I-B-3	$9,590,000	Adjustable
II-1A-1	$87,716,000	5.50%
II-1A-2	$3,550,000	5.50%
II-1X	$99,281,071(1)	Adjustable
II-1PO	$1,709,146	---
II-2A-1	$202,218,000	6.00%
II-2A-2	$4,200,000	6.00%
II-2X	$225,179,624(1)	Adjustable
II-2PO	$4,460,569	---
II-B-1	$7,300,000	Adjustable
II-B-2	$4,705,000	Adjustable
II-B-3	$3,083,000	Adjustable
(1)	This is a notional amount.

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of January 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, Wells Fargo Bank, National Association, as master servicer and securities administrator, EMC Mortgage Corporation, as seller and company and U.S. Bank National Association, as trustee.

Form of Certificates Being Purchased by the Underwriter: Book-Entry, other than the Class R-1, and Class R-2 Certificates which will be in definitive form.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in February 2006.

Certificate Rating for the Certificates Being Purchased by the Underwriter:

Class	Ratings
	Moody’s	S&P
I-A-1	Aaa	AAA
I-A-2	Aaa	AAA
I-M-1	Aa2	AA
I-M-2	A2	A
I-M-3	A3	A-
I-B-1	Baa1	BBB+
I-B-2	Baa2	BBB
I-B-3	Baa3	BBB-
II-1A-1	Aaa	AAA
II-1A-2	Aa1	AAA
II-1X	Aaa	AAA
II-1PO	Aaa	AAA
II-2A-1	Aaa	AAA
II-2A-2	Aa1	AAA
II-2X	Aaa	AAA
II-2PO	Aaa	AAA
II-B-1	Aa2	AA
II-B-2	A2	A
II-B-3	Baa2	BBB

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $            *             (plus $              *           in accrued interest).

_________________________

* Contact Bear, Stearns & Co. Inc. for pricing information

Credit Enhancement: Excess spread, overcollateralization and subordination as described in the related Prospectus Supplement.

Closing Date: January 31, 2006.

[Signature Page Follows]

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By:	/s/ Mary P. Haggerty
Name:	Mary P. Haggerty
Title:	Senior Managing Directors

Accepted: BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:	/s/ Joseph T. Jurkowski, Jr.
Name:	Joseph T. Jurkowski, Jr.
Title:	Vice President

Annex A

Mortgage Loan Schedule

[Available Upon Request]